UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C.  20549
            -------------------------------------

                          FORM 8-A

      FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
          PURSUANT TO SECTION 12(b) OR 12(g) OF THE
               SECURITIES EXCHANGE ACT OF 1934

                   PACCAR FINANCIAL CORP.
   (Exact Name of Registrant as Specified in its Charter)

          Washington				  91-6029712
(State of Incorporation)        	 (I.R.S. Employer Identification No.)

777 - 106th Avenue N.E., Bellevue, WA 	  	   98004
(Address of Principal Executive Offices)  	(Zip Code)


If this form relates to the		  If this form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the	  pursuant to Section 12(g) of the
Exchange Act and is effective		  Exchange Act and is effective
pursuant to General Instruction A.(c),	  pursuant to General Instruction A.(d)
please check the following box. [X]	  please check the following box.  [  ]



Securities Act registration statement file number to which this form relates: 333-31502


Securities to be registered pursuant to Section 12(b) of the
Act:

Title of Each Class                       Name of Each Exchange on Which
to be so Registered                       Each Class is to be Registered
------------------------------            -------------------------------
3 month LIBOR + 4 basis points            New York Stock Exchange
Medium-Term Note, Series J
    due May 12, 2006


Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the
Act:

                              None.



           INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  Description of Registrant's Securities to be
Registered.

The material set forth in the sections captioned
"Description of Notes" and "Description of Securities" in the Registrant's Registration Statement on Form S-3
(Registration Statement No. 333-31502) filed with the
Securities and Exchange Commission on March 22, 2000 is incorporated herein by reference.

ITEM 2.  Exhibits.

Pursuant to Instruction as to Exhibits in Form 8-A, no exhibits are filed with the Securities and Exchange
Commission herewith. The following exhibits are filed with the New York Stock Exchange pursuant to such instruction:

1.   Annual Report on Form 10-K for the fiscal year ended
  December 31, 2002.

2.   Quarterly Reports on Form 10-Q for the quarter ended
  March 31, 2003.

3. Restated Articles of Incorporation of the Company, as amended.

4.   By-Laws of the Company, as amended.

5.   Indenture for Senior Debt Securities dated as of
  December 1, 1983 between the Company and Citibank, N.A.,
  Trustee.

6. First Supplemental Indenture for Senior Debt Securities dated as of June 19, 1989 between the Company and Citibank, N.A. as Trustee.

7.   Forms of Medium-Term Note, Series J.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PACCAR Financial Corp.


By:  ____________________
       Patricia A. Donohoe
       Treasurer